UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 4 to Matrix Commercialization Collaboration Agreement with Musculoskeletal Transplant Foundation

Orthofix International N.V. (the “Company”) is party, through its wholly owned subsidiary, Orthofix Holdings, Inc. (“Orthofix”), to a Matrix Commercialization Collaboration Agreement, dated as of July 24, 2008, between Orthofix and Musculoskeletal Transplant Foundation (“MTF”), as amended by Amendment No. 1 thereto dated December 15, 2010, Amendment No. 2 thereto dated January 9, 2012 and Amendment No. 3 thereto dated July 1, 2013 and effective as of June 25, 2013 (as amended, the “Existing Agreement”).

Under the terms of the Existing Agreement, Orthofix and MTF agreed to commercialize Trinity Evolution® and Trinity ELITE™ both technologies being allograft matrices with viable cells. Orthofix maintains exclusive marketing rights to Trinity Evolution® and Trinity ELITE™, and MTF supplies the products, in an allograft tissue form, to customers in accordance with orders received directly from Orthofix. MTF sources, processes and packages the tissue form and is the sole supplier of Trinity® Evolution™ and Trinity ELITE™ to customers.

On April 1, 2014, Orthofix and MTF entered into Amendment No. 4 to Matrix Commercialization Collaboration Agreement and Amendment No. 1 to Marketing Representative Agreement (the “Amendment”). Under the Amendment, which is effective as of January 1, 2014, Orthofix and MTF have agreed (i) that MTF will initially pay certain administrative fees payable to integrated delivery networks and/or group purchasing organizations in connection with the Existing Agreement and Orthofix will reimburse MTF (subject to a fee cap) for a percentage of such administrative fees, (ii) MTF will initially pay the cost of shipping charges and courier fees with respect to delivery of the product under the Existing Agreement and Orthofix will reimburse MTF for a percentage of any charges related to expedited delivery requested by Orthofix for shipping and courier charges not invoiced to customers, (iii) to amend (a) the calculation of “Marketing Fees” under both the Existing Agreement and a related “Marketing Representative Agreement” between Orthofix and MTF so that they are based on service fees invoiced (rather than fees received) by MTF, less any documented bad debt adjustments, and (b) the period after which MTF will pay such Marketing Fees to Orthofix, (iv) that MTF will pay to Orthofix a “true-up” payment with respect to Marketing Fees of approximately $5.9 million in three equal monthly installments commencing on April 1, 2014, and (v) that Orthofix will pay to MTF a non-accountable annual charge, payable on a quarterly basis, of $100,000, to be used by MTF in its discretion to fund research and development activities with respect to the product, or feasibility development work for related new technologies. The foregoing does not constitute a complete summary of the Amendment, and is qualified in its entirety by reference to the text of the Amendment, which is filed herewith as Exhibits 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 4 to Matrix Commercialization Collaboration Agreement, entered into on April 1, 2014, by and between Musculoskeletal Transplant Foundation, Inc. and Orthofix Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: April 7, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 4 to Matrix Commercialization Collaboration Agreement, entered into on April 1, 2014, by and between Musculoskeletal Transplant Foundation, Inc. and Orthofix Holdings, Inc.